Exhibit 99.2

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, is made this September 29, 2017 (this “Amendment”), by and among TC PIPELINES, LP, as borrower (the “Borrower”), BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”). Each initially capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Term Loan Agreement described below (as amended hereby).
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent, and the Lenders have entered into the that certain Term Loan Agreement, dated as of September 30, 2015 (as amended, restated, modified or supplemented from time to time, the “Term Loan Agreement”); and
WHEREAS, the parties hereto wish to amend the Term Loan Agreement as hereinafter set forth.
NOW, THEREFORE, the parties hereto hereby agree as follows:
Section 1.	Amendments to Term Loan Agreement.
1.1 This Amendment shall be deemed to be an amendment to the Term Loan Agreement and shall not be construed in any way as a replacement or substitution therefor.  All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Term Loan Agreement as if such terms and provisions were set forth in full therein.
1.2 A new definition of “ASC” is hereby added to Section 1.1 of the Term Loan Agreement in appropriate alphabetical order to read in its entirety as follows:
      “ASC” shall mean Accounting Standards Codification of the Financial Accounting Standards Board.
1.3 The definition of “Affiliate” in Section 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
      “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this  definition the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise, provided, that, for purposes of Section 7.6, each of Northern Border, GLGT and Iroquois shall be deemed to be an Affiliate of the Borrower as long as it qualifies as a Significant Subsidiary.
1.4 The definition of “Federal Funds Rate” in Section 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
      “Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent; provided that if such rate is less than zero, such rate is deemed to be zero.

1.5 A new definition of “First Amendment Effective Date” is hereby added to Section 1.1 of the Term Loan Agreement in appropriate alphabetical order to read in its entirety as follows:
      “First Amendment Effective Date” shall mean September 29, 2017.
1.6 The definition of “Indebtedness” in Section 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
      “Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) Off-Balance Sheet Liabilities and (xi) all Hedging Obligations; provided, however, that Indebtedness attributable to the Borrower or a Subsidiary under the PXP Precedent Agreement shall include only those liabilities under the PXP Precedent Agreement that would be required under the loss contingency recognition principles in ASC 450 to be reflected on the consolidated balance sheet of the Borrower on the date of determination.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.
1.7 A new definition of “Iroquois” is hereby added to Section 1.1 of the Term Loan Agreement in appropriate alphabetical order to read in its entirety as follows:
      “Iroquois” shall mean Iroquois Gas Transmission System, L.P., a Delaware limited partnership.
1.8 A new definition of “Iroquois Partnership Agreement” is hereby added to Section 1.1 of the Term Loan Agreement in appropriate alphabetical order to read in its entirety as follows:
      “Iroquois Partnership Agreement” shall mean that certain Counterpart and Third Amendment to the Third Amended and Restated Limited Partnership Agreement of Iroquois dated effective as of 12:01 Eastern time on June 1, 2007, as amended, supplemented, restated or otherwise modified from time to time.
1.9 The definition of “LIBOR” in Section 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
      “LIBOR” shall mean, for any applicable Interest Period with respect to any Eurodollar Term Loan, the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars referred to as “LIBOR” as published on Bloomberg page LR  (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period; provided, that if such rate is not available at any such time for any reason, then such rate shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in  U. S. Dollars in an amount equal to the amount of such Eurodollar Term Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period; provided that if such rate is less than zero, such rate is deemed to be zero.

1.10 The definition of “Material Adverse Effect” in Section 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
        “Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, or liabilities of the Borrower, its Subsidiaries, Northern Border, GLGT and Iroquois, taken as a whole, (ii) the ability of the Borrower  to perform any of its obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.
1.11 The definition of “Maturity Date” in Section 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
        “Maturity Date” shall mean the earlier of (i) October 1, 2020, and (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).
1.12 A new definition of “PNGTS” is hereby added to Section 1.1 of the Term Loan Agreement in appropriate alphabetical order to read in its entirety as follows:
        “PNGTS” shall mean Portland Natural Gas Transmission System, a Maine general partnership.
1.13 A new definition of “PXP Precedent Agreement” is hereby added to Section 1.1 of the Term Loan Agreement in appropriate alphabetical order to read in its entirety as follows:
        “PXP Precedent Agreement” shall mean the precedent agreement to be entered into by PNGTS for firm natural gas transportation service from TransCanada PipeLines Limited relating to the delivery of natural gas from the Union Dawn receipt point to the East Hereford delivery point into the PNGTS system, as the same may be amended, restated, supplemented or otherwise modified from time to time.
1.14 The definition of “Significant Subsidiary” in Section 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

        “Significant Subsidiary” shall have the meaning specified in Article 1, Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934 as of the Effective Date, provided, that, even if Northern Border, GLGT and Iroquois would not otherwise constitute a Subsidiary of the Borrower, each of Northern Border, GLGT and Iroquois shall be deemed to be a Significant Subsidiary of the Borrower if it would otherwise qualify as a Significant Subsidiary under Article 1, Rule 1-02(w) of Regulation S-X as of the First Amendment Effective Date.
1.15 The definition of “Subsidiary” in Section 1.1 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
        “Subsidiary” shall mean, with respect to any Person (the “parent”), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.  For the avoidance of doubt, (a) Northern Border, GLGT, and Iroquois are not Subsidiaries of the Borrower as of the First Amendment Effective Date, and (b) as of the First Amendment Effective Date, PNGTS is a Subsidiary of the Borrower; provided, that each of Northern Border, GLGT and Iroquois shall be automatically deemed Subsidiaries of the Borrower if clause (i) of this definition becomes applicable to it.
1.16 Section 4.4(b) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
        “(b) Since December 31, 2016, there have been no changes with respect to the Borrower, its Subsidiaries, Northern Border and GLGT which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Since June 1, 2017, to the Borrower’s knowledge, there have been no changes with respect to Iroquois which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.”
1.17  Section 14.4(b) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
        “Section 4.14.               Subsidiaries.  Schedule 4.14 attaches a true and complete organizational chart of the Borrower and all of its Subsidiaries (including the ownership of Northern Border, GLGT and Iroquois), in each case as of the First Amendment Effective Date, which Schedule the Borrower shall update upon notice to the Administrative Agent promptly following the completion of any material Permitted Acquisition and promptly following the incorporation, organization or formation of any material Subsidiary.”
1.18   Section 6.1 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

         “Section 6.1. Leverage Ratio.  The Borrower and its Subsidiaries will maintain on a consolidated basis as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2017, a Leverage Ratio of not greater than 5.00:1.00 (the “Required Threshold”); provided, however, that if the Borrower consummates one or more Permitted Acquisitions with a total consideration of $30,000,000 or more during any Fiscal Quarter, then the Required Threshold shall be increased to 5.50 to 1.00 for (i) the Fiscal Quarter in which such acquisition occurs (the “Acquisition Quarter”) and (ii) the two (2) Fiscal Quarters following the Acquisition Quarter, and shall be decreased to 5.00 to 1.00 as of the last day of each Fiscal Quarter thereafter (unless subsequently increased pursuant to this proviso in connection with another Permitted Acquisition); provided, however that in determining compliance with the Leverage Ratio, Permitted Subordinated Debt in an amount not to exceed $300,000,000 shall not be included in such calculation. The Borrower’s compliance with this requirement shall be calculated on a rolling four quarter basis, measured on the last day of each Fiscal Quarter. For purposes of the foregoing, to the extent Consolidated Total Funded Debt includes outstanding amounts under Hybrid Securities, then a portion of the amount of such Hybrid Securities not to exceed a total of 15% of Total Capitalization may be excluded from Consolidated Total Funded Debt (the “Excluded Hybrid Securities”).”
1.19 A new Section 7.3(e) is hereby added to the Term Loan Agreement to read in its entirety as follows:
        “(e) So long as Iroquois is a Significant Subsidiary of the Borrower, the Borrower shall not provide its consent to, or vote to, permit Iroquois to lease, sell or otherwise dispose of its assets to any other Person except: (i) sales of inventory, investments, and other assets in the ordinary course of business, (ii) leases, sales or other dispositions of its assets that, together with all other assets of Iroquois previously leased, sold or disposed of (other than disposed of pursuant to this Section 7.3(e)) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a substantial portion of the assets of Iroquois, (iii) sales of assets which are concurrently leased back, (iv) dispositions of assets which are obsolete or no longer used or useful in the business of Iroquois, and (v) as permitted pursuant to the Iroquois Partnership Agreement as in effect on the First Amendment Effective Date.”
1.20 Section 7.10 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:
        “Section 7.10. Certain Amendments to Cash Distribution Policies and Partnership Agreements.  The Borrower agrees that it shall not consent to, or vote in favor of, or, in the case of any of the following that is applicable to a Subsidiary, permit, any amendment of (a) the cash distribution policies of the Borrower, TC PipeLines ILP, TC GL ILP, Tuscarora ILP, Northern Border, GLGT, Tuscarora or Iroquois in any manner which would materially adversely affect the rights and remedies of the Lenders under and in connection with this Agreement, the Notes or any other Loan Document; or (b) the Borrower Partnership Agreement, the TC PipeLines ILP Partnership Agreement, the Tuscarora ILP Partnership Agreement, the Northern Border Partnership Agreement, the TC GL Partnership Agreement, the GLGT Partnership Agreement, the Tuscarora Partnership Agreement or the Iroquois Partnership Agreement in any manner which would (i) have a material adverse effect on the rights and remedies of the Lenders under and in connection with this Agreement, the Notes or any other Loan Document; or (ii) result in a Material Adverse Effect.”
1.21 Schedule I to the Term Loan Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.
1.22 Schedule 4.14 to the Term Loan Agreement is hereby deleted in its entirety and replaced with Schedule 4.14 attached hereto.

1.23 The Term Loan Agreement, the Loan Documents, and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.  Except as so amended hereby, the Term Loan Agreement and the Loan Documents shall remain in full force and effect in accordance with their respective terms.
Section 2.	Representations and Warranties of the Borrower.
The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
2.1 After giving effect to the amendments of the Term Loan Agreement pursuant to this Amendment, and on the Effective Date (as defined below): (a) all representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of such date as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (b) there exists no Default or Event of Default under the Term Loan Agreement before or after giving effect to this Amendment.
2.2 The Borrower has full corporate and limited liability company power and authority to execute and deliver this Amendment and to perform the obligations on its part to be performed thereunder and under the Term Loan Agreement as amended hereby.
Section 3.	Conditions Precedent to Amendments.
The effectiveness of the amendment contained in Section 1 of this Amendment is subject to the satisfaction, in form and substance satisfactory to the Administrative Agent, of each of the following conditions precedent (the date that each of the conditions in this Section 3 is satisfied or waived, the “Effective Date”):
3.1 Each of the parties hereto shall have executed and delivered this Amendment;
3.2 The Administrative Agent shall have received:
(a)
a certificate of Secretary or Assistant Secretary of the General Partner in substantially the form of Exhibit 3.1(b)(iv) to the Term Loan Agreement, attaching and certifying copies of (i) the bylaws, the partnership agreement, or comparable organizational documents and authorizations of the Borrower and the General Partner and (ii) resolutions of the board of directors or comparable governing body of the General Partner and the General Partner on behalf of the Borrower, authorizing the execution, delivery and performance of this Amendment,

(b)
certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of the Borrower and the General Partner, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of the Borrower and the General Partner, and copies of online verification statements of good standing or existence for each other jurisdiction where the Borrower is required to be qualified to do business as a foreign corporation

(c)	a certified signed by a Responsible Officer, certifying the name, title and true signature of each officer of the General Partner executing this Amendment on behalf of the Borrower,

(d)
a certificate substantially in the form of Exhibhit 3.1(b)(viii) to the Term Loan Agreement, dated the Effective Date and signed by a Responsible Officer, certifying that (i) all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law or by any Contractual Obligation of the Borrower, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated thereby have been obtained, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing, (ii) no Default or Event of Default exists, (iii) no default or event of default exists in respect of any Material Indebtedness, (iv) all representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), and (v) since December 31, 2016, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect, and

(e)
a certificate, dated the Effective Date and signed by the principal financial officer and controller of the General Partner, confirming that the Borrower is Solvent before and after giving effect to the transactions contemplated to occur on the Effective Date;

3.3 The Borrower shall have paid to the Administrative Agent any extension fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent; and
3.4 No Default or Event of Default shall exist and be continuing as of the date hereof or as of the Effective Date.
Section 4.	Reference to and Effect Upon the Term Loan Agreement and other Loan Documents.
4.1 Except as specifically amended in Section 1 above, the Term Loan Agreement and each of the other Loan Documents, shall remain in full force and effect and each is hereby ratified and confirmed.
4.2 This Amendment constitutes one of the Loan Documents as such term is defined in the Term Loan Agreement and any breach in any material respect of any representation or warranty made herein or any breach of any covenant or agreement contained herein will constitute an Event of Default under the Term Loan Agreement.
4.3 The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition or to any amendment or modification of any term or condition of the Term Loan Agreement or any of the other Loan Documents, except upon the effectiveness of this Amendment, as specifically amended in Section 1 above, or (ii) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Term Loan Agreement or any of the other Loan Documents.  This Amendment embodies the entire agreement and understanding among the Borrower, the Lenders, and the Administrative Agent in respect of the amendment of the terms and conditions of the Term Loan Agreement as provided herein.  Upon the effectiveness of this Amendment, each reference in the Term Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Term Loan Agreement as amended hereby, and each reference in any of the other Loan Documents to the Term Loan Agreement or any word or words of similar import shall mean and be a reference to the Term Loan Agreement as amended hereby.

Section 5.	Miscellaneous.
5.1 Miscellaneous.  This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York and applicable federal law.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Amendment, it is not necessary to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart.
5.2 Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
5.3 Entire Agreement.  THE TERM LOAN AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
5.4 Modification and Waiver.  No waiver or modification of this Amendment shall be effective unless the same shall be in writing and signed by all parties hereto.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

TC PIPELINES, LP

By: TC PipeLines GP, Inc.,
its General Partner

By: /s/Nathaniel A. Brown
Name: Nathaniel A. Brown
Title: Controller and Principal Financial Officer

By: /s/Jon A. Dobson
Name: Jon A. Dobson
Title: Secretary

Signature Page to
TC PipeLines, LP Amendment No. 1

                      BANK OF AMERICA, N.A., as the Administrative Agent and as a Lender

By:	/s/Adrian Plummer Name: Adrian Plummer Title: Associate

Signature Page to
TC PipeLines, LP Amendment No. 1

Schedule I
APPLICABLE MARGIN FOR TERM LOANS
Pricing Level	Ratings Category	Applicable Margin for Eurodollar Term Loans	Applicable Margin for Base Rate Term Loans
I	≥ Baa1 / BBB+	1.00% per annum	0.00% per annum
II	Baa2 / BBB	1.125% per annum	0.125% per annum
III	Baa3 / BBB-	1.45% per annum	0.45% per annum
IV	Ba1/BB+	1.75% per annum	0.75% per annum
V	˂ Ba1/BB+	2.00% per annum	1.00% per annum

Schedule 4.14
SUBSIDIARIES
[See attached.]